Exhibit 99.1

Press Release

FreightCar America, Inc. Reports Fourth Quarter and Full Year 2023 Results

Company delivers solid results with Gross Profit up 62% on significant year-over-year margin expansion

Provides revenue, deliveries and Adjusted EBITDA guidance for 2024

CHICAGO, March 18, 2024 – FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer of railroad freight cars, today reported results for the fourth quarter and full year ended December 31, 2023.

Fiscal Year 2023 Highlights

•
Revenues of $358.1 million, down 1.8% year-over-year, on deliveries of 3,022 railcars, down 5.1% year-over-year
•
Gross margin of 11.7% with gross profit of $41.8 million, compared to gross margin of 7.1% with gross profit of $25.8 million in fiscal year 2022
•
Net loss of ($23.6) million, or ($1.18) per share and adjusted net loss of ($1.0) million, or ($0.39) per share, accounting for primarily non-cash items including $14.9 million loss on extinguishment of debt, $4.1 million impairment on leased railcars and $2.2 million on the change in fair market value of warrant liability
•
Adjusted EBITDA of $20.1 million, compared to Adjusted EBITDA of $8.4 million in fiscal year 2022
•
Announced that on May 1, 2024, Nick Randall, the Company’s current Chief Operating Officer, will succeed Jim Meyer as President and Chief Executive Officer and become a member of the Company’s Board of Directors, while Mr. Meyer will assume the role of Executive Chairman of the Board

Fourth Quarter 2023 Highlights

•
Revenues of $126.6 million on 1,021 railcar deliveries, a decrease of 1.9% compared to revenues of $129.0 million on 1,150 railcar deliveries in the fourth quarter of 2022
•
Gross margin of 9.6% with gross profit of $12.1 million, compared to gross margin of 3.6% with gross profit of $4.6 million in the fourth quarter of 2022
•
Net loss of ($2.9) million, or ($0.24) per share and Adjusted Net income of $2.4 million, or ($0.07) per share, accounting primarily for non-cash items associated with a $4.1 million impairment on leased railcars as well as change in fair market value of warrant liability
•
Adjusted EBITDA of $6.5 million, compared to Adjusted EBITDA of $1.2 million in the fourth quarter of 2022

Jim Meyer, President and Chief Executive Officer of FreightCar America, commented, “We continued to deliver both solid financial results and margin growth for 2023. Our team continues to remove cost and create efficiencies, which played heavily in our more than doubling Adjusted EBITDA in 2023 on similar volume as compared to the prior year. We did this while simultaneously completing the buildout of our state-of-the-art manufacturing campus which doubles our capacity from one year ago levels. Furthermore, we absorbed the impacts of the US-Mexico border closure in December which lowered fourth quarter deliveries and foreign exchange headwinds, which together decreased results by about $5 million. For the year, we achieved $20.1 million in Adjusted EBITDA on just 3,022 total deliveries, in a footprint now capable of producing 5,000 or more railcars per year.”

Meyer concluded, “As we scale-up, we are well positioned to gain meaningful new efficiencies on more railcars in total. Although uncertainties exist around future border disruptions as well as the overall strength of the market at present, we are confident in our ability to drive additional meaningful top and bottom-line growth in 2024.”

Fiscal Year 2024 Outlook

The Company’s outlook for fiscal year 2024 is as follows:

	Fiscal 2024 Outlook	Year-over-Year Growth at Midpoint
Revenue	$520 - $572 million	52.5%
Adjusted EBITDA	$32 - $38 million	74.1%
Railcar Deliveries	4,000 – 4,400 Railcars	39.0%

Mike Riordan, Chief Financial Officer of FreightCar America, commented, “During the quarter, we continued to experience headwinds related to foreign exchange and rail service disruptions due to the border closure, which pressured our margins by limiting shipments and impacting our costs. The team’s ability to expand Adjusted EBITDA on a per car basis despite these industry challenges underscores the value proposition of our transformation strategy as we achieved Adjusted EBITDA of $6,658 per car in the year versus $2,642 in the prior year. In addition, we are issuing our 2024 revenue guidance at $520 million - $572 million. We expect railcar deliveries to be between 4,000 and 4,400, with Adjusted EBITDA in the range of $32 million - $38 million.”

Fourth Quarter and Full Year 2023 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Tuesday, March 19, 2024 at 11:00 a.m. (ET) to discuss its fourth quarter and full year 2024 financial results. FreightCar America invites shareholders and other interested parties to listen to its financial results conference call via the following live and recorded methods:

Live Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1655121&tp_key=5e31e642a6

Recorded Webcast: A recorded webcast will be available until Tuesday, April 2, 2024 on FreightCar America’s website following the conference call date at: https://investors.freightcaramerica.com/news-events/event-calendar/

Teleconference: Dial-in numbers for the live Conference Call are (877) 407-0789 or (201) 689-8562. Please call in at least 10 minutes prior to the start time of the call. An audio replay may be accessed at (844) 512-2921 or (412) 317-6671; Passcode: 13744274.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse economic and market conditions including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings, and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Investor Contact:	RAILIR@Riveron.com

# # #

FreightCar America, Inc.

Consolidated Balance Sheets

(In thousands, except for share data)

	December 31, 2023	December 31, 2022
Assets
Current assets
Cash, cash equivalents and restricted cash equivalents	$40,560	$37,912
Accounts receivable, net of allowance for doubtful accounts of $18 and $126 respectively	6,408	9,571
VAT receivable	2,926	4,682
Inventories, net	125,022	64,317
Assets held for sale	—	3,675
Related party asset	638	3,261
Prepaid expenses	4,867	5,470
Total current assets	180,421	128,888
Property, plant and equipment, net	31,258	23,248
Railcars available for lease, net	2,842	11,324
Right of use asset operating lease	2,826	1,596
Right of use asset finance lease	40,277	33,093
Other long-term assets	1,835	1,589
Total assets	$259,459	$199,738

Liabilities, Mezzanine Equity and Stockholders’ Deficit
Current liabilities
Accounts and contractual payables	$84,417	$48,449
Related party accounts payable	2,478	3,393
Accrued payroll and other employee costs	5,738	4,081
Accrued warranty	1,602	1,940
Current portion of long-term debt	29,415	40,742
Other current liabilities	13,711	7,380
Total current liabilities	137,361	105,985
Long-term debt, net of current portion	—	51,494
Warrant liability	36,801	31,028
Accrued pension costs	1,046	1,040
Lease liability operating lease, long-term	3,164	1,780
Lease liability finance lease, long-term	41,273	33,245
Other long-term liabilities	2,562	3,750
Total liabilities	222,207	228,322

Commitments and contingencies
Mezzanine equity
Series C Preferred stock, $0.01 par value, 85,412 shares authorized, 85,412 and 0 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively. Liquidation value $95,048 and $0 at December 31, 2023 and December 31, 2022, respectively.	83,458	—

Stockholders’ deficit
Preferred stock, $0.01 par value, 2,500,000 shares authorized (100,000 shares each designated as Series A voting and Series B non-voting, 0 shares issued and outstanding at December 31, 2023 and December 31, 2022)	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized, 17,903,437 and 17,223,306 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	210	203
Additional paid-in capital	94,067	89,104
Accumulated other comprehensive income	2,365	1,022
Accumulated deficit	(142,848)	(118,913)
Total stockholders' deficit	(46,206)	(28,584)
Total liabilities, mezzanine equity and stockholders’ deficit	$259,459	$199,738

FreightCar America, Inc.

Consolidated Statements of Operations

(In thousands, except for share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Revenues	$126,604	$128,989	$358,093	$364,754
Cost of sales	114,506	124,367	316,330	338,931
Gross profit	12,098	4,622	41,763	25,823
Selling, general and administrative expenses	7,739	6,349	27,489	28,227
Impairment on leased railcars	4,091	4,515	4,091	4,515
Gain on sale of railcars available for lease	—	—	622	—
Loss on pension settlement	—	—	313	8,105
Operating income (loss)	268	(6,242)	10,492	(15,024)
Interest expense	(2,043)	(7,874)	(15,031)	(25,423)
(Loss) gain on change in fair market value of Warrant liability	(360)	4,744	(2,229)	1,486
Loss on extinguishment of debt	—	—	(14,880)	—
Other (expense) income	(107)	79	(440)	2,426
Loss before income taxes	(2,242)	(9,293)	(22,088)	(36,535)
Income tax provision	614	440	1,501	2,312
Net loss	$(2,856)	$(9,733)	$(23,589)	$(38,847)
Net loss per common share – basic	$(0.24)	$(0.37)	$(1.18)	$(1.56)
Net loss per common share – diluted	$(0.24)	$(0.37)	$(1.18)	$(1.56)
Weighted average common shares outstanding – basic	29,546,566	26,117,377	28,366,457	24,838,399
Weighted average common shares outstanding – diluted	29,546,566	26,117,377	28,366,457	24,838,399

FreightCar America, Inc.

Segment Data

(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Manufacturing	$123,989	$126,279	$345,866	$352,827
Corporate and Other	2,615	2,710	12,227	11,927
Consolidated revenues	$126,604	$128,989	$358,093	$364,754

Operating income (loss):
Manufacturing	$6,779	$(1,670)	$31,554	$14,801
Corporate and Other	(6,511)	(4,572)	(21,062)	(29,825)
Consolidated operating income (loss)	$268	$(6,242)	$10,492	$(15,024)

FreightCar America, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(23,589)	$(38,874)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	4,606	4,135
Non-cash lease expense on right-of-use assets	2,742	2,325
Recognition of deferred income from state and local incentives	—	(2,507)
Loss (gain) on change in fair market value for Warrant liability	2,229	(1,486)
Impairment on leased railcars	4,091	4,515
Loss on pension settlement	313	8,105
Stock-based compensation recognized	1,240	2,106
Non-cash interest expense	10,116	16,563
Loss on extinguishment of debt	14,880	—
Other non-cash items, net	138	20
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	3,163	—
VAT receivable	1,426	24,946
Inventories	(60,912)	(8,476)
Accounts and contractual payables	39,943	8,181
Lease liability	(3,150)	(3,006)
Other assets and liabilities	7,533	(5,044)
Net cash flows provided by operating activities	4,769	11,503

Cash flows from investing activities
Purchase of property, plant and equipment	(12,722)	(7,816)
Proceeds from sale of railcars available for lease, net of selling costs	8,356	—
Net cash flows used in investing activities	(4,366)	(7,816)

Cash flows from financing activities
Proceeds from issuance of preferred shares, net of issuance costs	13,254	—
Deferred financing costs	(353)	—
Borrowings on revolving line of credit	149,811	133,652
Repayments on revolving line of credit	(159,348)	(124,852)
Employee stock settlement	(106)	(57)
Payment for stock appreciation rights exercised	(6)	(20)
Financing lease payments	(1,007)	(738)
Net cash flows provided by financing activities	2,245	7,985
Net increase in cash and cash equivalents	2,648	11,672
Cash, cash equivalents and restricted cash equivalents at beginning of period	37,912	26,240
Cash, cash equivalents and restricted cash equivalents at end of period	$40,560	$37,912

Supplemental cash flow information
Interest paid	$4,915	$8,849
Income taxes paid	$2,097	$1,218

Non-cash transactions
Change in unpaid construction in process	$(438)	$715
Accrued PIK interest paid through issuance of PIK Note	$3,161	$1,467
Issuance of preferred shares in exchange of term loan	$72,688	$—
Issuance of warrants	$3,014	$8,560
Issuance of equity fee	$685	$4,000

Non-GAAP Financial Measures (Unaudited)

FreightCar America, Inc.

Reconciliation of (loss) income before taxes to EBITDA(1) and Adjusted EBITDA(2)

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Income (Loss) before income taxes	$(2,242)	$(9,293)	$(22,088)	$(36,535)
Depreciation & Amortization	1,416	1,025	4,606	4,135
Interest Expense, net	2,043	7,874	15,031	25,423
EBITDA	1,217	(394)	(2,451)	(6,977)

Change in Fair Value of Warrant (a)	360	(4,744)	2,229	(1,486)
Impairment on leased railcars (b)	4,091	4,515	4,091	4,515
Loss on Debt Extinguishment (c)	-	-	14,880	-
Alabama Grant Amortization (d)	-	-	-	(1,857)
Mexican Permanent VAT (e)	-	1,861	-	2,769
Loss on Pension Settlement (f)	-	-	313	8,105
Transaction Costs (g)	-	37	-	153
Startup Costs (h)	-	164	-	1,113
Consulting Costs (i)	-	85	-	1,073
Corporate Realignment (j)	-	-	-	1,323
Gain on Sale of Railcars Available for Lease (k)	-	-	(622)	-
Stock Based Compensation	716	(201)	1,240	2,106
Other, net	107	(79)	440	(2,426)
Adjusted EBITDA	$6,491	$1,244	$20,120	$8,411

(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2) Adjusted EBITDA represents EBITDA before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the fourth quarters of 2022 and 2023, the Company recorded a non-cash impairment charge on its leased railcar fleet.
c)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
d)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
e)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
f)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022.
g)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
h)
The Company incurred certain costs during 2022 related to new production lines.
i)
The Company incurred certain non-recurring consulting costs during 2022.
j)
The Company incurred certain non-recurring corporate realignment costs in 2022.
k)
The Company recorded a non-cash pre-tax gain related to sales of its leased railcar fleet in the second quarter of 2023.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of Net (loss) income and Adjusted Net (loss) income(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Net income (loss)	$(2,856)	$(9,733)	$(23,589)	$(38,847)

Change in Fair Value of Warrant (a)	360	(4,744)	2,229	(1,486)
Impairment on leased railcars (b)	4,091	4,515	4,091	4,515
Loss on Debt Extinguishment (c)	-	-	14,880	-
Alabama Grant Amortization (d)	-	-	-	(1,857)
Mexican Permanent VAT (e)	-	1,861	-	2,769
Loss on Pension Settlement (f)	-	-	313	8,105
Transaction Costs (g)	-	37	-	153
Startup Costs (h)	-	164	-	1,113
Consulting Costs (i)	-	85	-	1,073
Corporate Realignment (j)	-	-	-	1,323
Gain on Sale of Railcars Available for Lease (k)		-	(622)	-
Stock Based Compensation	716	(201)	1,240	2,106
Other, net	107	(79)	440	(2,426)
Total non-GAAP adjustments	5,274	1,638	22,571	15,388
Income tax impact on non-GAAP adjustments (l)	-	(5)	-	(68)
Adjusted Net income (loss)	$2,418	$(8,100)	$(1,018)	$(23,527)

(1) Adjusted net loss represents net loss before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the fourth quarters of 2022 and 2023, the Company recorded a non-cash impairment charge on its leased railcar fleet.
c)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
d)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
e)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
f)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022.
g)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
h)
The Company incurred certain costs during 2022 related to new production lines.
i)
The Company incurred certain non-recurring consulting costs during 2022.
j)
The Company incurred certain non-recurring corporate realignment costs in 2022.
k)
The Company recorded a non-cash pre-tax gain related to sales of its leased railcar fleet in the second quarter of 2023.
l)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted net loss is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted net loss is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted net loss in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted net loss is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Reconciliation of EPS and Adjusted EPS(1)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

EPS	$(0.24)	$(0.37)	$(1.18)	$(1.56)

Change in Fair Value of Warrant (a)	0.01	(0.18)	0.08	(0.06)
Impairment on leased railcars (b)	0.14	0.17	0.14	0.18
Loss on Debt Extinguishment (c)	-	-	0.52	-
Alabama Grant Amortization (d)	-	-	-	(0.07)
Mexican Permanent VAT (e)	-	0.07	-	0.11
Loss on Pension Settlement (f)	-	-	0.01	0.33
Transaction Costs (g)	-	-	-	0.01
Startup Costs (h)	-	0.01	-	0.04
Consulting Costs (i)	-	-	-	0.04
Corporate Realignment (j)	-	-	-	0.05
Gain on Sale of Railcars Available for Lease (k)	-	-	(0.02)	-
Stock Based Compensation	0.02	(0.01)	0.04	0.08
Other, net	-	-	0.02	(0.10)
Total non-GAAP adjustments pre-tax per-share	0.17	0.06	0.79	0.61
Income tax impact on non-GAAP adjustments per share (l)	-	-	-	-
Adjusted EPS	$(0.07)	$(0.31)	$(0.39)	$(0.95)

(1) Adjusted EPS represents basic EPS before the following charges:

a)
This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
b)
During the fourth quarters of 2022 and 2023, the Company recorded a non-cash impairment charge on its leased railcar fleet.
c)
During the second quarter of 2023, the Company recorded a non-cash loss on debt extinguishment of its term loan.
d)
The Company amortized deferred grant income to cost of goods sold in 2022 that represents a non-cash reduction to its gross margin (loss).
e)
The Company transitioned to tolling manufacturing structure in the third quarter of 2022 and as a result incurred permanent VAT costs.
f)
The Company recorded a non-cash pre-tax pension settlement loss in the third quarter of 2023 and 2022.
g)
The Company incurred certain costs during 2022 for nonrecurring professional services associated with its financing arrangements.
h)
The Company incurred certain costs during 2022 related to new production lines.
i)
The Company incurred certain non-recurring consulting costs during 2022.
j)
The Company incurred certain non-recurring corporate realignment costs in 2022.
k)
The Company recorded a non-cash pre-tax gain related to sales of its leased railcar fleet in the second quarter of 2023.
l)
Income tax impact on non-GAAP adjustments per share represents the tax impact of adjustments specific to Mexico using the effective tax rate. Given the Company’s US based NOLs and Valuation Allowances result in an effective tax rate of about % for the US, all US based adjustments above are not tax affected.

We believe that Adjusted EPS is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EPS is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EPS in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EPS is not necessarily comparable to that of other similarly titled measures reported by other companies.